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                                                                    EXHIBIT 10.1

               Memry Corporation's 1997 Long-Term Incentive Plan, as Amended
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               MEMRY CORPORATION'S 1997 LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSES. The purposes of Memry Corporation's 1997 Long-Term Incentive Plan, as amended (the "Plan") are to encourage selected key employees and the directors of Memry Corporation (the "Company") and its Affiliates (as hereinafter defined) to acquire a proprietary and vested interest in the growth and performance of the Company and to generate an increased incentive to contribute to the Company's future success and prosperity, thereby enhancing the value of the Company for the benefit of stockholders and the ability of the Company to attract and retain individuals of exceptional talent.

SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

(a) "Award" shall mean any Option, Stock Appreciation Right, Limited Stock Appreciation Right, Restricted Stock Award, Performance Share or any other right, interest, or option granted pursuant to the provisions of the Plan.

(b) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted hereunder and signed by both the Company and the Participant or by both the Company and a Non-Employee Director.

(c) "Board" shall mean the Board of Directors of the Company.

(d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, including the rules, regulations, and interpretations promulgated thereunder.

(e) "Committee" shall mean the Compensation Committee of the Board, composed of not less than two directors each of whom is a Non-Employee Director.

(f) "Company" shall mean Memry Corporation.

(g) "Dividend Equivalent" shall mean any right granted pursuant to Section 14(i) hereof to receive an equivalent amount of interest or dividends with respect to the number of shares covered by an Award.

(h) "Employee" shall mean any salaried employee of the Company or of any Affiliate.

(i) "Fair Market Value" shall mean, with respect to any property, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(j) "Incentive Stock Option" shall mean an Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
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(k) "Limited Stock Appreciation Right" shall mean a Stock Appreciation Right that can only be exercised in the event of a change in control, according to the definition and provisions of Section 8 of the Plan.

(l) "Non-Employee Director" shall mean a person described in both (i) Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor definition adopted by the Securities and Exchange Commission, and (ii) Treasury Regulation Section 1.162-27(e)(3)(i), or any successor provision, adopted by the Department of the Treasury.

(m) "Non-qualified Stock Option" shall mean an Option granted to a Participant under Section 6 hereof that is not intended to be an Incentive Stock Option.

(n) "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

(o) "Participant" shall mean an Employee who is selected by the Committee to receive an Award under the Plan.

(p) "Payment Value" shall mean the dollar amount assigned to a Performance Share which shall be equal to the Fair Market Value per Share on the close of business on the last day of a Performance Cycle.

(q) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(r) "Performance Cycle" or "Cycle" shall mean the period of time selected by the Committee during which the performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

(s) "Performance Goals" shall mean the objectives established by the Committee for a Performance Cycle, for the purpose of determining the extent to which Performance Shares which have been contingently awarded for such Cycle are earned.

(t) "Performance Share" shall mean an Award granted pursuant to Section 10 hereof which shall represent the right, subject to the terms set forth in
Section 10 hereof, to either one Share or the Payment Value in cash of one
Share.

(u) "Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and
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the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(v) "Restricted Stock Award" shall mean an award of Restricted Stock under
Section 9 hereof.

(w) "Shares" shall mean shares of the common stock of the Company, $0.01 par value per share, and such other securities of the Company as the Committee may from time to time determine.

(x) "Stock Appreciation Right" shall mean any right granted to a Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right as specified by the Committee, in its sole discretion, on the date of grant, which shall not be less than the Fair Market Value of one Share on such date. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

(y) "Stockholder Meeting" shall mean the annual meeting of stockholders of the Company held each year.

SECTION 3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees of the Company to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; provided, however, that Shares subject to any form of award granted to any individual employee during any calendar year shall not exceed a total of 300,000 Shares;
(iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; (vii) interpret and administer the Plan and any instrument or agreement entered into under the Plan;
(viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions
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of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant, any stockholder, and any Employee of the Company or of any Affiliate. Notwithstanding the above, the Committee shall not have discretion with respect of any Shares granted to Non-Employee Directors pursuant to Section 11 hereof. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

SECTION 4.  SHARES SUBJECT TO THE PLAN.

(a) Subject to adjustment as provided in Section 4(b), the total number of Shares available for grant under the Plan shall be 2,000,000 Shares. In addition, any Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for grants under the Plan. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any Shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan.

(b) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Shares, such adjustment shall be made in the type and aggregate number of Shares which may be delivered under the Plan or such other securities to be delivered in place thereof, and in the number of Shares subject to outstanding Options granted under the Plan, and in the value or number of Shares subject to Awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of Shares subject to any Award shall always be a whole number, and provided further, that the number of Shares granted to Non-Employee Directors pursuant to Section 11 hereof and the number of Shares subject in the future to be granted pursuant to Section 11 hereof shall be subject to adjustment only as set forth in Section 11.

SECTION 5. ELIGIBILITY. Any Employee (excluding any member of the Committee) shall be eligible to be selected as a Participant. All Non-Employee Directors shall automatically be eligible to receive Awards pursuant to Section 11.

SECTION 6. STOCK OPTIONS. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted to a Participant under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:
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  (a) Option Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided that such purchase price in the case of Incentive Stock Options shall not be less than the Fair Market Value of the Share on the date of the grant of the Option; provided further that the purchase price per Share for an Incentive Stock Option granted to an Employee who, at the time of grant, owns stock having more than 10 percent of the total combined voting power of all classes of stock of the Company (a "Ten Percent Stockholder"), shall not be less than 110 percent of the Fair Market Value on the date of grant, all as determined by the Committee.

(b) Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Incentive Stock Option shall be exercisable after the expiration of ten years from the date the Option is granted; provided further that no Incentive Stock Option granted to an Employee who is a Ten Percent Stockholder shall be exercisable after the expiration of five years from the date the Option is granted.

(c) Exercisability. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant.

(d) Method of Exercise. Subject to the other provisions of the Plan and any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at any time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration, or through an arrangement with a broker in which the Participant delivers to the Company an irrevocable notice of exercise accompanied by the broker's payment in full and an irrevocable instruction to the Company to deliver the Shares issuable upon exercise to the broker for the Participant's account.

(e) Incentive Stock Options. In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or subsidiary of the Company) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under
Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

SECTION 7. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under
Section 6. The provisions of Stock Appreciation Rights need not be the same with
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respect to each recipient.  Any Stock Appreciation Right related to a Non-
qualified Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

SECTION 8.  LIMITED STOCK APPRECIATION RIGHTS.

Limited Stock Appreciation Rights may be granted hereunder to Participants in relation to any Option or Stock Appreciation Right granted under the Plan. A Limited Stock Appreciation Right may be granted at the time the Option or Stock Appreciation Right is granted or at any time thereafter. Limited Stock Appreciation Rights are exercisable in full for a period of seven months following the date of a Change in Control as defined in Section 12(b).

(a) Amount of Payment. The amount of payment to which a Participant shall be entitled upon the exercise of each Limited Stock Appreciation Right shall be equal to the difference between the Option price of the Shares covered by the related Option or Stock Appreciation Right and the Market Price of such Shares. Market Price is defined to be the greater of (i) the highest price of the Shares paid in connection with a Change in Control and (ii) (a) if the Shares are traded on an exchange, the highest closing trade price per Share on such exchange during the 60-day period prior to the Change in Control, and (b) if the Shares are not traded on an exchange, but are traded over-the-counter, the average of the highest daily closing bid and ask price per Share during the 60-day period prior to the Change in Control, in either case as reasonably determined by the Corporation.

(b) Form of Payment. Payments to Participants upon the exercise of Limited Stock Appreciation Rights shall be made solely in cash.

(c) Effect of Exercise. If Limited Stock Appreciation Rights are exercised, the Options and Stock Appreciation Rights related to them cease to be exercisable. Upon the exercise or termination of the Options or Stock Appreciation Rights, the related unexercised Limited Stock Appreciation Rights terminate.
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SECTION 9.  RESTRICTED STOCK.

(a) Issuance. Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or such consideration as may be determined by the Committee to be appropriate, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

(b) Registration. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock awarded under the Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

(c) Forfeiture. Except as otherwise determined by the Committee at the time of grant, upon termination of employment for any reason during the restriction period specified in connection with such award, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company; provided that in the event of a Participant's retirement, permanent disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee promptly after the period of forfeiture upon satisfaction of all requirements under the applicable Restricted Stock Award, as determined or modified by the Committee.

SECTION 10.  PERFORMANCE SHARES.

(a) Issuance. Performance Shares may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan. The terms of Performance Shares need not be the same with respect to each recipient. Performance Shares shall entitle the recipient thereof to convert same into Shares, cash, or a combination thereof, as determined by the Committee, based upon satisfaction of pre-determined performance targets or goals. The Committee shall have sole and complete authority to determine the Employees who shall receive Performance Shares and the number of such Shares for each Performance Cycle, and to determine the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other.

(b) Performance Goals. The Committee shall establish Performance Goals for each Cycle based on any one or more of the following, or
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any other factor the Committee deems to be relevant: the operating earnings, net earnings, return on equity, income, market share, stockholder return, combined ratio, level of expenses or growth in revenue. During any Cycle, the Committee may adjust the Performance Goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine; provided, however, that no such adjustment shall be applicable to the extent such adjustment would result in a disallowance of a tax deduction pursuant to Section 162(m) of the Code.

(c) Determination of Earned Performance Shares. As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established Performance Goals.

(d) Payment Values. As soon as practicable after the expiration of the Performance Cycle and the Committee's determination under paragraph (c), above, the Committee shall determine whether the Participant should be distributed cash and/or Shares. To the extent that distributions are made in cash, the amount of cash distributed shall be equal to the number of earned Performance Shares for which cash is being distributed, times the Payment Value. Award payments made in cash rather than by the issuance of Shares shall not result in additional Shares being available under the Plan. To the extent that distributions are made in Shares, the number of Shares distributed shall be equal to the number of earned Performance Shares for which Shares are being distributed.

SECTION 11.  NON-EMPLOYEE DIRECTORS' STOCK GRANTS.

(a) Grant of Shares. All Non-Employee Directors who remain as such on the last day of any given fiscal quarter shall be issued quarterly, in arrears, within 60 days of the last day of each fiscal quarter, such number of Shares as shall have a fair market value equal to $2,500, with such fee being pro-rated for any Non-Employee Director who serves as such for less than such full fiscal quarter.
For the purposes of the foregoing, the fair market value of a Share shall be the average of the bid and asked prices per Share on the last trading day of a particular fiscal quarter.

(b) Adjustment of Award. In case there shall be a merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure such that the Shares of the Company are changed into or become exchangeable for a different security, thereafter the Shares subject to be granted to Non-Employee Directors pursuant to the provisions of this Section 11 shall be adjusted accordingly.

SECTION 12.  CHANGE IN CONTROL.
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(a) In order to maintain the Participants' rights in the event of any Change in
Control of the Company, as hereinafter defined, the Committee, as constituted before such Change in Control, may, in its sole discretion, as to any Award (except Shares granted pursuant to Section 11), either at the time an Award is made hereunder or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date fixed by the Committee; (ii) provide for the purchase of any such Award, upon the Participant's request, for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable; or (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control. In addition, the Committee, upon receiving approval of a majority of the full Board, may, in its discretion, cause any Award outstanding at such time to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

(b) A "Change in Control" shall be deemed to have occurred if (i) any Person other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, and other than the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in (i) above) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

SECTION 13. AMENDMENTS AND TERMINATION. The Committee may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Award theretofore granted, without the Participant's consent, or that without the approval of the Stockholders as required by applicable law would:
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(a) except as is provided in Section 4(b) or 11(b) of the Plan, increase the total number of Shares reserved for the purposes of the Plan;

(b) change the Employees or class of Employees eligible to participate in the Plan; or

(c) change in any way the Shares provided for in Section 11 of the Plan.

The Committee may amend the terms of any Award theretofore granted (except Shares granted pursuant to Section 11 hereof), prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his consent. The Committee may also substitute new Awards for Awards previously granted to Participants, including without limitation previously granted Options having Fair Market Value or higher option prices.

SECTION 14.  GENERAL PROVISIONS.

(a) At the sole discretion of the Committee at the time of grant, Awards may be assignable or transferable by a Participant or a Non-Employee Director; provided that no Award shall be assignable or transferable unless the exercise of such Award and subsequent sale may be covered by a Registration Statement on Form S-8.

(b) The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided that in no event shall the term of any Incentive Stock Option, or any Stock Appreciation Right related to any Incentive Stock Options, exceed a period of ten (10) years from the date of its grant; provided further that in no event shall the term of any Incentive Stock Option, or any Stock Appreciation Right related to any Incentive Stock Option granted to a Ten Percent Stockholder exceed a period of five (5) years from the date of its grant.

(c) Nothing in this Plan shall confer upon any Employee or Participant any right to continue in the employ of the Company or any Affiliate or interfere in any way with the right of any Company or any Affiliate to terminate his or her employment at any time. No Employee or Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

(d) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an Award Agreement or other instrument evidencing the Award and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.
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(e) Subject to Section 13 hereof, the Committee shall be authorized to make adjustments in performance award standards or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate. Notwithstanding the above, the Committee shall not have the right to make any adjustments in the terms or conditions of Shares granted pursuant to
Section 11 hereof.

(f) The Committee shall have full power and authority to determine any other type and form of Award beyond those enumerated above to grant a Participant for the furtherance of the purposes of the Plan.

(g) The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award (other than Shares granted pursuant to Section 11 hereof) shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant shall be canceled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee.

(h) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(i) Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or Dividend Equivalents, with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide
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that such amounts (if any) shall be deemed to have been reinvested in additional
Shares or otherwise reinvested.

(j) As circumstances may from time to time require, the Committee may in its sole discretion make available to Participants loans for the purpose of exercising Options.

(k) The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due with respect to an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company shall also be authorized to accept the delivery of shares by a Participant in payment for the withholding of federal, state and local taxes (but not for social security and Medicare taxes) up to the Participant's marginal tax rate.

(l) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(m) The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable Federal law.

(n) If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

SECTION 15.  SPECIAL CALIFORNIA PROVISIONS.

Notwithstanding anything to the contrary in the Plan or in any Award Agreement, no Awards shall be granted to Employees resident in the State of California unless either (i) the Award agreement entered into in connection with such grant conforms in all respects with the State of California's Blue Sky Regulations, as same may be amended (the "California Regulations"), including, without limitation, the requirements of Rule 260.140.41 of the California Regulations, or (ii) the offer and sale of Shares upon the exercise of such Award to such California resident is exempt from the qualification requirements of Section 25110 of the California Corporate Securities Law, as same may be amended. Without limiting the foregoing, each Option and Award, as the case may be, granted or made to a California resident and subject to clause (i) immediately above, shall provide for or comply with, as the case
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may be, each of the following, whether set forth in the applicable Award
Agreement or incorporated therein by reference to the Plan:

(a) subject to any higher minimum purchase price per Share provided for elsewhere in the Plan, each Option shall have a purchase price per Share which is not less than 85% of its "fair value" (as defined in Section 260.140.50 of the California Regulations) on the date of grant;

(b) each Option shall have an exercise period of not more than 120 months from the date the Option is granted;

(c) each Option shall be nontransferable other than by will or the laws of descent and distribution;

(d) each Option shall provide for a right to exercise the Option at the rate of at least 20% per year over 5 years from the date the Option is granted, subject to reasonable conditions such as continued employment, provided, however, that, in the case of an Option granted to officers, directors or consultants of the Company or any of its affiliates, the Option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company or any of its affiliates;

(e) each Option shall, unless employment is terminated for "cause", as defined by applicable law, the terms of the Plan or the applicable Award Agreement or contract of employment, as the case may be, provide for the right to exercise in the event of termination of employment, to the extent that the optionee is entitled to exercise on the date employment terminates, as follows:

     (1) At least 6 months from the date of termination if termination was caused by death or disability; and

     (2) At least 30 days from the date of termination if termination was caused by other than death or disability;

(f) no Performance Shares shall be issued to any California resident unless, at the time of grant, such person is paid salary by the Company or any of its affiliates at the rate of $60,000 per annum or more; and

(g) no Award made to a California resident, excluding any Award made to any officer, director or consultant of the Company or any of its affiliates, shall provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date previously fixed by the Committee.